As filed with the Securities and Exchange Commission on October 2, 2009.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	04-2240991
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

829 Middlesex Turnpike Billerica, Massachusetts	01821
(Address of principal executive offices)	(Zip Code)

AMERICAN SCIENCE AND ENGINEERING, INC.

2005 EQUITY AND INCENTIVE PLAN

(Full title of the plan)

Patricia A. Gray, Senior Vice President and General Counsel

American Science and Engineering, Inc.

829 Middlesex Turnpike

Billerica, MA 01821

(978) 262-8700

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $.66 2/3 par value per share, including the associated Series A Preferred Stock purchase rights	250,000 shares	(2)	$67.95	$16,987,500	$947.90

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover such additional number of shares of American Science and Engineering, Inc. common stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2) Consists of shares issuable pursuant to the American Science and Engineering, Inc. 2005 Equity and Incentive Plan.

(3) Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices of American Science and Engineering, Inc. common stock as reported on the Nasdaq Global Market on September 30, 2009, which were $69.00 and $66.89, respectively.

STATEMENT OF INCORPORATION BY REFERENCE

Except as otherwise set forth below, this registration statement incorporates by reference the contents of the registration statement on Form S-8, File No. 333-129851 filed with the Securities and Exchange Commission (the “Commission”) by American Science and Engineering, Inc. (the “Registrant”) on November 21, 2005, relating to Registrant’s 2005 Equity and Incentive Plan (the “2005 Plan”) and the registration statement on Form S-8, File No. 333-155215 filed with the Commission by Registrant on November 7, 2008, relating to the 2005 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission.   The following documents, which are on file with the Commission, are incorporated in this registration statement by reference (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

(a)           Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for Registrant’s latest fiscal year for which such statements have been filed.

(b)           All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c)           The description of the securities contained in Registrant’s registration statements on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.  Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 8.  Exhibits.

The Exhibit Index immediately following the signature page is incorporated herein by reference.

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SIGNATURES AND POWERS OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, Commonwealth of Massachusetts, on October 2, 2009.

AMERICAN SCIENCE AND ENGINEERING, INC.

By:	/s/ ANTHONY R. FABIANO
Name:	Anthony R. Fabiano
Title:	President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Further, we, the undersigned officers and directors of the Registrant hereby severally constitute and appoint Kenneth J. Galaznik and Patricia A. Gray, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities as indicated, the registration statement on Form S-8 filed herewith and any and all amendments or supplements to such registration statement, and generally to do all such things in connection therewith in our name and on our behalf in our capacities as indicated to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 2, 2009.

/s/ ANTHONY R. FABIANO	Director and President and Chief Executive Officer
Anthony R. Fabiano	(Principal Executive Officer)

/s/ KENNETH J.GALAZNIK	Chief Financial Officer and Treasurer
Kenneth J. Galaznik	(Principal Financial Officer)

/s/ DENIS R. BROWN	Chairman of the Board, Director
Denis R. Brown

/s/ JOHN A. GORDON	Director
John A. Gordon

/s/ HAMILTON W. HELMER	Director
Hamilton W. Helmer

/s/ ERNEST J. MONIZ	Director
Ernest J. Moniz

/s/ MARK S. THOMPSON	Director
Mark S. Thompson

/s/ CARL W. VOGT	Director
Carl W. Vogt

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EXHIBIT INDEX

EXHIBIT	DESCRIPTION OF EXHIBIT

4.1

Restated Articles of Organization of the Registrant, as amended by: (a) Articles of Amendment dated March 28, 1973; (b) Articles of Amendment dated May 17, 1976; (c) Articles of Amendment dated October 29, 1976; (d) Articles of Amendment dated November 5, 1996 (each of the foregoing is filed as Exhibit 4.1 to the Registrant’s registration statement on Form S-8 filed on May 28, 1997 (File No. 333-27929) and incorporated herein by reference); and (e) Certificate of Designation, Preferences and Rights of Preferred Stock dated April 16, 2008 (filed as Exhibit A to Exhibit 4.1 to the Registrant’s filing on Form 8-A12B filed on April 18, 2008 (File No. 001-06549) and incorporated herein by reference).

4.2

Amended and Restated By-laws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2003 (File No. 001-06549) and incorporated herein by reference).

4.3

Rights Agreement, dated April 17, 2008, between the Registrant and American Stock Transfer & Trust Company (filed as Exhibit 4.1 to the Company’s filing on Form 8-A12B filed on April 18, 2008 (File No. 001-06549) and incorporated herein by reference).

5.1	Legal Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in its legal opinion filed as Exhibit 5.1 to this registration statement).

23.2	Consent of Caturano and Company, P.C., Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this registration statement).

99.1	American Science and Engineering, Inc. 2005 Equity and Incentive Plan.

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